UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 21, 2022

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PPG Industries, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) on April 21, 2022. The Company’s Corporate Governance Guidelines require that any director who has attained the age of 72 retire at the next annual meeting of shareholders following the director’s 72nd birthday. John V. Faraci turned 72 before the 2022 Annual Meeting and in accordance with this requirement Mr. Faraci retired from the Company’s Board of Directors, effective at the 2022 Annual Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At its 2022 Annual Meeting, the Company’s shareholders voted on the following matters:

1.    The four nominees for director were elected to serve in a class whose term expires in 2025 as follows:

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Gary R. Heminger	181,622,244	7,046,064	2,327,982	15,786,398
Kathleen A. Ligocki	189,517,881	1,000,983	477,421	15,786,403
Michael H. McGarry	179,390,694	11,059,700	545,894	15,786,400
Michael T. Nally	188,098,052	2,370,897	527,337	15,786,402
The following continuing directors did not stand for re-election at the 2022 Annual Meeting (the year in which each director’s term expires is indicated in parenthesis): Stephen F. Angel (2023), Hugh Grant (2023), Melanie L. Healey (2023), Guillermo Novo (2023), Steven A. Davis (2024), Michael W. Lamach (2024), Martin H. Richenhagen (2024) and Catherine R. Smith (2024).

2.    The proposal to approve the compensation of the Company’s named executive officers on an advisory basis was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
180,291,284	9,576,117	1,128,877	15,786,410
3.    By the following vote, the shareholders approved the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation to provide for the annual election of directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
189,518,689	972,088	505,507	15,786,404
4.    With respect to the proposal to amend the Company’s Articles of Incorporation and Bylaws to replace the supermajority voting requirements, the proposal received a substantial favorable vote at the 2022 Annual Meeting, but did not receive the vote required for approval under the Company’s Articles of Incorporation and Bylaws, which is the affirmative vote of 80 percent of the Company’s outstanding shares. As previously disclosed, in order to allow for additional voting on this proposal the Chairman of the meeting determined, in his discretion pursuant to the Company’s Bylaws, to adjourn the 2022 Annual Meeting only with respect to this proposal until 1:00 p.m. on May 9, 2022.

The adjourned 2022 Annual Meeting will be held virtually at https://www.cesonlineservices.com/ppg22_vm. Instructions about how shareholders can join the adjourned 2022 Annual Meeting are the same as those for the 2022 Annual Meeting and are contained in the General Matters section of the Company’s proxy statement dated March 10, 2022. Shareholders who registered to attend the 2022 Annual Meeting do not need to register again to attend the adjourned 2022 Annual Meeting. The record date for the adjourned 2022 Annual Meeting will remain February 18, 2022.

The Company will include the results of the votes taken on this proposal at the adjourned 2022 Annual Meeting in an amendment to this Current Report on Form 8-K or a new Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the vote on the proposal is concluded.

5.    The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 was approved as follows:

Votes For	Votes Against	Votes Abstained
205,291,270	1,019,859	471,559
There were no broker non-votes with respect to this matter.
6.    The shareholder proposal on setting target amounts of CEO compensation was not approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,878,495	163,903,445	9,213,747	15,787,001

As of the record date of the 2022 Annual Meeting, 236,148,121 shares of common stock were issued and outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 27, 2022	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer